WESTERBEKE CORPORATION
                            --------------------

                  Notice of Annual Meeting of Stockholders
                          to be held March 22, 1996

                            --------------------


                                       Avon, Massachusetts
                                       February 28, 1996

To the Holders of Common Stock
  of WESTERBEKE CORPORATION:

      The Annual Meeting of the Stockholders of WESTERBEKE CORPORATION will be held at The Courtyard Marriott, 200 Technology Center Drive, Stoughton, Massachusetts, on Friday, March 22, 1996 at 10:30 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy
Statement:

      1. To elect one Class A director of the Company for the ensuing three years.

      2. To consider and take action upon a proposal to approve the Westerbeke Corporation 1996 Stock Option Plan.

      3. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending October 26, 1996.

      4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The close of business on February 21, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive office located at Avon Industrial Park, Avon, Massachusetts during the ten-day period preceding the Meeting.

                                       By Order of the Board of Directors,

                                       /s/ Carleton F. Bryant, III

                                       Carleton F. Bryant, III, Secretary


      You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.


                               PROXY STATEMENT


      This Proxy Statement, which will be mailed commencing on or about February 28, 1996 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Westerbeke Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 22, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at Avon Industrial Park, Avon, Massachusetts 02322.

      Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

      At the close of business on February 21, 1996, the record date stated in the accompanying Notice, the Company had outstanding 2,070,850 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

      A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

      Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

      At February 21, 1996, the record date for the Meeting, Mr. John H. Westerbeke, Jr., the Chairman, President and a Class C Director of the Company, owned approximately 52.1% of the outstanding Common Stock of the Company. This ownership will enable him to elect the Board of Directors of the Company and thereby control the Company's policies. To the Company's knowledge, Mr. Westerbeke, Jr. will vote his shares of Common Stock in favor of each of the proposals presented at the Meeting.


                          I.  ELECTION OF DIRECTOR

      One Class A director will be elected at the Annual Meeting of Stockholders to be held on March 22, 1996, to serve for three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Certificate of Incorporation which provides for the division of the Board of Directors into three classes with the term of office for the Class A director expiring at the Meeting. Class B directors and Class C directors will be elected at the Annual Meetings to be held in 1997 and 1998, respectively.

      It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominee listed in the following table, unless otherwise instructed in such Proxy. In case the nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominee named will be unable or will decline to serve.

      The nominee, Gerald Bench, is presently serving as Class A director of the Company. Certain information concerning the nominee for election as Class A director and the other directors of the Company is set forth below. Such information was furnished by them to the Company.


                                          Shares of Common Stock
Name and Certain                          Owned Beneficially          Percent
Biographical Information                  as of January 1, 1996(1)    of Class
------------------------                  ------------------------    --------

Nominee for Election
--------------------

GERALD BENCH (Class A director),                -0-                    --
 age 55; Partner, ICAP Marine
 Group (consulting firm) since
 April 1994; Chairman of TDG
 Aerospace, Inc. (manufacturer of
 aircraft de-icing devices) since
 November 1993; President of TDG
 Aerospace, Inc. from October
 1991 to November 1993;
 President, Thermion, Inc.
 (manufacturer of heaters for
 aircraft de-icing devices) from
 April 1990 to September 1991;
 General Manager, Lermer
 Corporation (manufacturer of
 airline galley equipment) from
 June 1989 through March 1990;
 former Chairman of the Board,
 President, Chief Executive Officer
 and Director of E&B Marine Inc.
 (marine supplies and accessories)
 prior to 1988; Director of the
 Company since June 1986.

Directors Whose Term of Office
Will Continue After the Meeting
-------------------------------

THOMAS M. HAYTHE (Class B                    20,100 (2)                 *
 director), age 56; Partner, Haythe
 & Curley (attorneys) since
 February 1982; Director:
 Novametrix Medical Systems Inc.
 (manufacturer of electronic
 medical instruments), Guest
 Supply, Inc. (provider of hotel
 guest room amenities, accessories
 and products), Isomedix Inc.
 (provider of sterilization services),
 Ramsay Health Care, Inc.
 (provider of psychiatric health care
 services) and Ramsay Managed
 Care, Inc. (provider of managed
 mental health care services);
 Director of the Company since
 June 1986.

NICHOLAS H. SAFFORD (Class B                 20,100 (3)                 *
 director), age 63; President,
 Nicholas H. Safford & Co., Inc.
 (investment counselor and private
 trustee) since 1983 and from 1979
 to 1981; President and director of
 Wendell, Safford & Co., Inc.
 (investment counseling firm) from
 1982 to 1983; Vice President and
 director of David L. Babson &
 Co., Inc. (investment counseling
 firm) prior to 1978; Director of the
 Company since February 1991.

JAMES W. STOREY (Class B                     20,100 (4)                 *
 director), age 61; Consultant since
 January 1993; President,
 Wellingsley Corporation (private
 investment management company)
 from December 1986 to December
 1992; President and Chief
 Executive Officer of Codex
 Corporation, a subsidiary of
 Motorola, Inc., from 1982 to
 1986; Vice President of Motorola,
 Inc. from 1982 to 1986; Director:
 Progress Software Corporation
 (software) and Kurzweil Applied
 Intelligence Inc. (software);
 Director of the Company since
 June 1986.

JOHN H. WESTERBEKE, JR.                   1,178,250 (5)              54.4%
 (Class C director), age 55;
 President of the Company since
 1976; Director of the Company
 since 1976; Chairman of the Board
 of Directors of the Company since
 June 1986.

JOHN H. WESTERBEKE, SR.,                        -0-                    --
 (Class C director), age 86;
 Founder of the Company;
 Presently serving in various
 engineering capacities with the
 Company; Chairman of the Board
 of Directors of the Company from
 1946 to June 1986.


-------------------
<F*>  Less than one percent.
<F1>  Except as indicated hereafter, each of the persons has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.
<F2>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.
<F3>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Safford.
<F4>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.
<F5>  Includes 100,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.


      During the fiscal year ended October 28, 1995 the Board of Directors of the Company met four times. Each of the persons named in the tables above attended at least 75% of the meetings of the Board of Directors and of the meetings of any committee of the Board of Directors on which such person served which were held during the time that such person served, except Gerald Bench.

      The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Bench, Haythe, Safford and Storey, an Audit Committee, whose members are Messrs. Bench, Haythe, Safford and Storey, a Compensation Committee, whose members are Messrs. Bench, Haythe, Safford and Storey, and an Investment Committee, whose members are Messrs. Safford, Storey and Westerbeke, Jr.

      The Stock Option Committee administers the Company's 1986 Stock Option Plan and the Supplemental Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The Stock Option Committee will also administer the 1996 Stock Option Plan. See "Approval of the Westerbeke Corporation 1996 Stock Option Plan" below. The Audit Committee is authorized to recommend to the Board of Directors the engaging and discharging of the independent auditors, and to review with the independent auditors the plans for and the results of the auditing engagement, the scope and results of the Company's procedures for internal auditing, the independence of the auditors and the adequacy of the Company's system of internal accounting controls. The Compensation Committee is authorized to make recommendations to the Board of Directors regarding compensation to be paid to key employees of the Company. The Investment Committee is authorized to formulate investment strategies for the Company and to submit recommendations relating to such investment strategies to the Board of Directors.

      The Audit Committee met once during the fiscal year ended October 28, 1995. The Compensation Committee, the Investment Committee and the Stock Option Committee did not meet during the fiscal year ended October 28, 1995. The Company does not have a Nominating Committee or any committee performing similar functions.

      The directors and officers of the Company, other than Messrs. Bench, Haythe, Safford and Storey, are active in its business on a day-to-day basis.
 Messrs. Westerbeke, Sr. and Westerbeke, Jr. are father and son. No other family relationships exist between any of the directors and officers of the Company.

      The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.


Compensation of Executive Officers
----------------------------------

      The following table sets forth information for the fiscal years ended October 28, 1995, October 29, 1994 and October 30, 1993 concerning the compensation paid or awarded to the Chief Executive Officer and the other executive officers of the Company.


                         SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                    Compensation
                                              Annual Compensation   Awards
                                              -------------------   ------------
                                Fiscal Year
Name and Principal              Ended                                              All
Position                        October       Salary      Bonus     Options (#)    Other Compensation
------------------              -----------   ------      -----     -----------    ------------------

John H. Westerbeke, Jr.         1995          $148,998    $ 5,730         -        $51,920(1)
  President, Chairman of the    1994           145,186      3,212         -         62,143(1)
  Board of Directors and        1993           142,663      3,444   150,000         94,399(1)
  Class C Director

Carleton F. Bryant, III (2)     1995          $ 94,500    $16,667         -                 -
  Executive Vice President,     1994            94,500      2,173         -                 -
  Treasurer, Chief Operating    1993            45,433      1,110   100,000                 -
  Officer and Secretary

-------------------
<F1>  Includes amounts ($31,980, $45,842 and $88,055 in fiscal 1995, 1994 and
      1993, respectively) reflecting the current dollar value of the benefit to Mr. Westerbeke of premiums paid by the Company with respect to a split-dollar insurance arrangement (see "Employment Agreements" below for a description of such arrangement).  Such benefit was determined by calculating the time value of money (using the applicable federal rates) of the premiums paid by the Company in the fiscal years ended
      October 28, 1995, October 29, 1994 and October 30, 1993 for the period from the date on which each premium was paid until March 31, 1998
      (which is the earliest date on which the Company could terminate the agreement and request a refund of premiums paid).  The amount for fiscal 1993 is the aggregate of the benefit to Mr. Westerbeke of payment of the first and second year premiums, both of which were paid in fiscal 1993.
<F2>  Effective May 3, 1993, Carleton F. Bryant, III became Executive Vice
      President, Treasurer, Chief Operating Officer and Secretary of the
      Company.  See "Employment Agreements" below.


      The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 28, 1995.

      The following table sets forth the number and value of options held by the executive officers named in the Summary Compensation Table at October 28, 1995. During the fiscal year ended October 28, 1995, none of the executive officers named in the Summary Compensation Table exercised any options to purchase Common Stock.

                      OPTION VALUES AT OCTOBER 28, 1995

                           Number of Unexercised Options at    Value of Unexercised In--the--Money
                           October 28, 1995                    Options at October 28, 1995(1)
                           --------------------------------    -----------------------------------
Name                       Exercisable    Unexercisable        Exercisable     Unexercisable
----                       -----------    -------------        -----------     -------------

John H. Westerbeke, Jr.    100,000        70,000               $102,500      $78,750

Carleton F. Bryant, III     40,000        60,000               $ 40,000      $60,000


-------------------
<F1>  In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option.  The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

Compensation of Directors
-------------------------

      The Company pays its directors a fee of $1,000 for attending each meeting of the Board of Directors of the Company.

Employment Agreements
---------------------

      The Company has an Employment Agreement (the "Agreement") with John H. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, which provides for his employment by the Company at an annual salary of $141,750, subject to increases based upon the Consumer Price Index and at the discretion of the Company. The Agreement also provides for payment of a bonus at the discretion of the Board of Directors of the Company. Under the Agreement, Mr. Westerbeke may elect to have all or any part of his base salary or bonus paid as deferred compensation in five annual installments commencing in March following the year in which he retires or ceases to be actively employed by the Company. Payments of deferred compensation are to be made in cash and no special fund has been established to ensure the payment of deferred compensation. The Agreement also requires the Company to pay premiums for certain life insurance policies on the life of Mr. Westerbeke as described below. The Agreement may be terminated by the Company upon the disability of Mr. Westerbeke, by the Company with or without cause, and by Mr. Westerbeke in the event there has occurred a constructive termination of employment by the Company. In addition, in the event of a change in control of the Company, as defined in the Agreement, Mr. Westerbeke may terminate his employment during the one year period following such change in control, and in such event, the Company will be required to pay him a lump sum cash payment in an amount equal to three times his annual cash compensation during the most recent five taxable years of the Company, less $1,000. In addition, in such circumstances, the Company is required to continue to carry group life and health insurance for Mr. Westerbeke for a three year period and is required to pay any premiums payable on the split-dollar life insurance policies on his life for a three year period. Under the Agreement, Mr. Westerbeke has agreed not to compete with the Company for a period of one year following termination of his employment.

      The Company has entered into a split-dollar insurance arrangement with Mr. Westerbeke, Jr., pursuant to which the Company will pay the premium costs of certain life insurance policies that pay a death benefit of not less than $2,419,153 in the aggregate upon the death of Mr. Westerbeke. Upon surrender of the policies or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to Mr. Westerbeke or his beneficiaries. See footnote (1) to the "Summary Compensation Table" above for further information on premium payments made by the Company.

      The Company has an agreement with Carleton F. Bryant, III, the Executive Vice President, Treasurer and Chief Operating Officer of the Company, which provides for his employment by the Company at an annual salary of $94,500. Under a related agreement Mr. Bryant agrees not to compete with the Company for a period of three years following the termination of his employment.

      The Company has an agreement with John H. Westerbeke, Sr., a director of the Company, which provides for his employment by the Company at an annual salary of $35,000 until Mr. Westerbeke, Sr. retires. This agreement also provides that following his retirement, Mr. Westerbeke, Sr. will act as a consultant to the Company at an annual consulting fee of $30,000. The Company paid Mr. Westerbeke, Sr. $35,000 during fiscal 1995.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended October 28, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

      The Company leases a 40-foot sailboat from Mr. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to a lease expiring in July 1999. The Company pays an annual rental to him of $31,920 and also pays approximately $10,000 to $15,000 of annual expenses in connection with the operation and maintenance of the sailboat. The Company makes use of the sailboat to evaluate the performance of its marine engine products and for other corporate purposes. In July 1994, Mr. Westerbeke, Jr. executed a promissory note payable to the Company in the principal amount of $165,000. The proceeds of the loan were used by Mr. Westerbeke, Jr. to purchase the sailboat which is leased to the Company as described above. The loan, which is due June 1, 2004, is payable in equal monthly installments which commenced on July 1, 1994, together with interest at 7.75% per annum and is secured by the sailboat. Management of the Company believes that the terms of the lease and of the secured loan are no less favorable to the Company than it could obtain from an unrelated party.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      Thomas M. Haythe, a Class B director of the Company and a member of the Compensation Committee, is a partner of the New York City law firm of Haythe & Curley, which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.


Information Concerning Certain Stockholders
___________________________________________

      The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of January 1, 1996, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                       Shares of
                                       Common Stock               Percent
Name and Address                       Owned Beneficially         of Class
________________                       __________________         ________

FMR Corp.                                213,738 (1)              10.4%
  82 Devonshire Street
  Boston, Massachusetts 02109

Dimensional Fund Advisors Inc.           103,200 (2)               5.0%
  1299 Ocean Avenue
  Santa Monica, California  90401

Gerald Bench                                   0                    --
  38 McKinley Drive
  Ocean, New Jersey  07712

Thomas M. Haythe                          20,100 (3)                 *
  237 Park Avenue
  New York, New York  10017

Nicholas H. Safford                       20,100 (4)                 *
  9 Cleaves Street
  Rockport, Massachusetts  01966

James W. Storey                           20,100 (5)                 *
  3 Saddle Ridge Road
  Dover, Massachusetts  02030

John H. Westerbeke, Jr.                1,178,250 (6)              54.4%
  Avon Industrial Park
  Avon, Massachusetts  02322

John H. Westerbeke, Sr.                        0                    --
  Avon Industrial Park
  Avon, Massachusetts  02322

Carleton F. Bryant, III                   40,000 (7)               1.9%
  Avon Industrial Park
  Avon, Massachusetts  02322

All Directors and Officers as a
 Group (seven persons)                1,278,550 (3)(4)(5)(6)(7)  56.4%

--------------------
<F*>  Less than one percent.
<F1>  Information as to the holdings of FMR Corp. ("FMR") is based upon a report on Schedule 13D filed with the Securities and Exchange
      Commission.  Such report indicates that 231,738 shares were beneficially owned by FMR with sole voting power and sole dispositive power.
<F2>  Information as to the holdings of Dimensional Fund Advisors Inc.
      ("Dimensional") is based upon a report on Schedule 13G filed with the
      Securities and Exchange Commission.  Such report indicates that
      103,200 shares were owned with sole dispositive power and 83,200 shares were owned with sole voting power.  Such report indicates that persons who are officers of Dimensional also serve as officers of DFA
      Investment Dimensions Group Inc., an open-ended investment company
      (the "Fund") registered under the Investment Company Act of 1940 and in their capacity as officers of the Fund, such persons vote 20,000 shares owned by the Fund.
<F3>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.
<F4>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Safford.
<F5>  Consists of 20,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.
<F6>  Includes 100,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.
<F7>  Consists of 40,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bryant.


      To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company as set forth above since January 1, 1996.


           II.  APPROVAL OF THE WESTERBEKE CORPORATION
                           1996 STOCK OPTION PLAN

      The Board of Directors has adopted, subject to stockholder approval at the Meeting, the Westerbeke Corporation 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the 1996 Plan is set forth in Exhibit A hereto.

      The following discussion of the material features of the 1996 Plan is qualified by reference to the text of the 1996 Plan attached to this Proxy Statement as Exhibit A.

      The Company sponsors the 1986 Stock Option Plan and the Supplemental Stock Option Plan. The Board of Directors believes that the Company's stock option program has been of material benefit to the Company and that it has enabled the Company to attract and retain key employees and directors of the Company by encouraging their ownership of Common Stock. Pursuant to its terms, the 1986 Stock Option Plan will expire in June 1996. Options cannot be granted under the 1986 Stock Option Plan after the expiration of such plan, although any options outstanding under the 1986 Stock Option Plan may continue to be exercised until their respective expiration dates. Only limited numbers of options remain available for grants under the Supplemental Stock Option Plan. The 1996 Plan will enable the Company to continue its stock option program. The Board of Directors also believes that the best interests of the Company and its stockholders require that the Company continue to be in a position to offer options to present and prospective key employees and directors, as well as other individuals providing services to the Company.

      Under the 1996 Plan, options to purchase up to an aggregate of 150,000 shares of Common Stock may be granted to key employees of the Company and its subsidiaries, and to officers, directors, consultants and other individuals providing services to the Company. The maximum number of shares of Common Stock which may be subject to options granted to any individual under the 1996 Plan in any two-year period shall not exceed 100,000 shares. No options have been granted under the 1996 Plan.

      The 1996 Plan will be administered by the Stock Option Committee of the Board of Directors which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant including present and potential contributions to the success of the Company. Options granted under the Plan must be exercised within a period fixed by the Stock Option Committee, which may not exceed ten years from the date of the grant of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Stock Option Committee.

      Options granted under the 1996 Plan generally are not transferable other than by will or the laws of descent and distribution and during the lifetime of the optionee may be exercised only by the optionee. However, the Stock Option Committee may provide that an option may be transferred by the optionee to members of his family or to trusts for the benefit of, or partnerships or other entities beneficially owned by, the optionee or members of his family. The exercise price of an option may not be less than the fair market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holder of more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock.

      The 1996 Plan provides that in the event that any member of the Stock Option Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such Rule was in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted under the 1996 Plan to all directors is 150,000 and the maximum number of shares of Common Stock which may be subject to options granted under the 1996 Plan to each director who is an employee is 100,000 and to each director who is not an employee is 20,000.

      The 1996 Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Stock Option Committee, or the Board of Directors in the case of options granted to directors, shall, in its discretion, make adjustments with respect to the number or kind of shares which may be issued under the 1996 Plan or which are covered by outstanding options, or in the exercise price per share, or both. The 1996 Plan provides that in connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the 1996 Plan will become exercisable in full on and after (i) fifteen days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

      For Federal income tax purposes, an optionee will not recognize any income upon the grant of a non-qualified or incentive stock option. Upon the exercise of a non-qualified option, the optionee will realize ordinary income equal to the excess (if any) of the fair market value of the shares purchased upon such exercise over the exercise price. The Company will be entitled to a deduction from income in the same amount and at the same time as the optionee realizes such income. Upon the sale of shares purchased upon such exercise, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time of exercise of the option. In the case of options granted to executive officers and other principal officers, directors and greater than ten percent stockholders of the Company, income will be recognized upon exercise of a non-qualified option only if the option has been held for at least six months prior to exercise. If such option is exercised within six months after the date of grant, an officer, director or greater than ten percent stockholder will recognize income on the date six months after the date of grant, unless he or she files an election under Section 83(b) of the Code to be taxed on the date of exercise.

      In contrast, an optionee will not be taxed upon exercise of an incentive stock option and the Company will not be entitled to a deduction from income in respect thereof. If the optionee retains the shares transferred to him upon exercise of an incentive stock option for more than one year after the date of issuance of the stock and two years after the date of grant of the option, any gain or loss realized on a subsequent sale of the shares by the optionee will be treated as long-term capital gain or loss. If, on the other hand, the optionee sells the shares within one year after the date of transfer or two years after the date of grant of the option, the optionee will realize ordinary income, and the Company will be entitled to a deduction from income, to the extent of the excess of the value of the shares on the date of exercise or the amount realized on the sale (whichever is less) over the exercise price. Any excess of the sale price over the value of the shares on the date of exercise will be treated as capital gain. The spread between the fair market value of the shares on the date of exercise and the exercise price constitutes an item of tax preference for purposes of the alternative minimum tax which, under certain circumstances, could cause tax liability as a result of the exercise.

      The Board of Directors recommends that the Company's stockholders vote FOR approval of the 1996 Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.


           III.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending October 26, 1996. The Board of Directors considers KPMG Peat Marwick LLP to be eminently qualified.

      Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

      The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending October 26, 1996. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

      A representative of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                             IV.  OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              V.  MISCELLANEOUS

      If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominee proposed by the Board of Directors in the election of director, FOR the proposal to approve the Company's 1996 Stock Option Plan and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

      All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

      It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

      Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company by October 30, 1996 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

Annual Report on Form 10-K
--------------------------

      A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 28, 1995, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Westerbeke Corporation, Avon Industrial Park, Avon, Massachusetts 02322.



Avon, Massachusetts
February 28, 1996


                                  EXHIBIT A


                           WESTERBEKE CORPORATION
                           1996 STOCK OPTION PLAN


      1. Purposes of Plan. The purposes of the Plan, which shall be known as the Westerbeke Corporation 1996 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Westerbeke Corporation (the "Company") and its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary") by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

      2. Administration. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including optionees and their legal representatives and beneficiaries.

      The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. Unless otherwise determined by the Board of Directors, no member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

      3. Stock Available for Options. There shall be available for options under the Plan a total of 150,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of shares of Stock which may be subject to options granted to any individual in any two-year period shall not exceed 100,000 shares, subject to any adjustments which may be made pursuant to Section 5(f) hereof.

      4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to directors, consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee", as such term is used in Section 422 of the Code, of the Company or any Subsidiary.

      5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

      (a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the market value per share of Stock on the date of grant of the option. The date of grant of an option shall be the date specified by the Committee in its grant of the option.

      (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period. The Committee shall have the authority at any time to accelerate the exercisability of all or any portion of any option granted under the Plan.

      (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee for a period of at least six months having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of this Section 5(c), the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over the counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is smaller.

      (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary, except in the following circumstances:

            (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

            (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

            (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
      Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to extend the period during which any option may be exercised; provided, however, that an option may not be exercised more than eighteen (18) months after termination of employment and in no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company to terminate his employment at any time.

      (e) Nontransferability of Options. Except as provided in the next sentence, (i) during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him and (ii) no option shall be transferable other than by will or the laws of descent and distribution. The Committee shall have the authority to make any option transferable in whole or in part by the optionee to members of the family of the optionee or to trusts for the benefit of, or partnerships or other entities beneficially owned by, the optionee or members of his family.

      (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, (i) except as provided in (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the maximum number of shares which may be subject to options granted to all directors of the Company and in the maximum number of shares which may be subject to options granted to each director, in each case pursuant to Section 5(j), in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

      (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or
(ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 5(j)(2).

      (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

      (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

      (j) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b 3 under the Securities Exchange Act of 1934, as such Rule was in effect at April 30, 1991, then, the terms and conditions of options granted under the Plan to any director of the Company during such period shall be as follows:

      (1) The price at which each share of Stock subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to
Section 5(f), in no event be less than the market value per share of Stock on the date of grant, and provided further that in the event the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

      (2) The option may be exercised to purchase shares of Stock covered by the option not sooner than six months following the date of grant. The option shall terminate and no shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the option shall terminate and no shares of Stock may be purchased thereunder more than five years after the date of grant.

      (3) The maximum number of shares of Stock which may be subject to options granted to all directors pursuant to this Section 5(j) shall be 150,000 shares in the aggregate. The maximum number of shares of Stock which may be subject to options granted to any director who is an officer or employee of the Company is 100,000. The maximum number of shares of Stock which may be subject to options granted to any director who is not an officer or employee of the Company shall be 20,000 shares.

      6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of
Section 422 of the Code, provided, however, that (a) the aggregate market value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code, (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share on the date of grant and (c) Section 5(d)(ii) hereof shall not apply to any incentive stock option.

      7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 2005; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, (ii) amend the Plan to change the minimum option price, (iii) amend the Plan to extend the period during which options may be granted or exercised, or (iv) except as otherwise provided in the Plan, amend the requirements as to the class of individuals eligible to receive options. No termination or amendment of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

      8. Effectiveness of Plan. The Plan will not be made effective unless approved at a meeting of stockholders of the Company duly called and held for such purpose by a majority of the votes cast thereon by the stockholders of the Company, and no option granted hereunder shall be exercisable prior to such approval.

      9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

      10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.